UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2007

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2007, Fiserv, Inc. (“Fiserv”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among itself, Braves Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Fiserv (“Merger Sub”), and CheckFree Corporation, a Delaware corporation (“CheckFree”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into CheckFree, with CheckFree continuing as the surviving entity and a wholly-owned subsidiary of Fiserv (the “Merger”).

At the effective time of the Merger, the issued and outstanding shares of CheckFree common stock, par value $0.01 per share, will be converted into the right to receive $48.00 per share in cash, totaling approximately $4.4 billion, and the surviving corporation will become a wholly-owned subsidiary of Fiserv.

Fiserv, Merger Sub and CheckFree have made customary representations, warranties and covenants in the Merger Agreement, including, among others, that CheckFree will (i) conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the closing of the Merger (the “Closing”), (ii) not engage in certain types of transactions during such period, and (iii) cause a stockholder meeting to be held by CheckFree and, subject to certain exceptions, recommend approval by its stockholders of the Merger Agreement.

Each party’s obligation to effect the Merger is subject to the fulfillment of customary conditions, including, among others, (i) approval by the CheckFree stockholders, (ii) the absence of any injunction or order prohibiting the closing, subject to certain limited exceptions, (iii) the expiration or termination of the Hart-Scott-Rodino waiting period and receipt of other regulatory approvals, (iv) subject to certain exceptions, the accuracy of representations and warranties of the other party, and (v) material compliance of the other party with its covenants.

The Merger Agreement provides certain termination rights for both Fiserv and CheckFree and provides that, upon termination of the Merger Agreement under specified circumstances, CheckFree may be required to pay Fiserv a termination fee of $176 million plus certain expenses. To finance the transaction, Fiserv has obtained a commitment for bridge financing of up to $5 billion, which is exercisable at Fiserv’s option, and anticipates raising long-term financing prior to closing. The transaction is expected to close following the satisfaction of all closing conditions, which is currently expected to occur by the end of the fourth quarter of 2007.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which Fiserv will file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Item 8.01	Other Events.

On August 2, 2007, Fiserv and CheckFree issued a joint press release announcing that they had entered into the Merger Agreement. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 2, 2007, Fiserv held a conference call for investors and analysts in connection with the announcement of the Merger Agreement. The transcript of that call is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements in the accompanying conference call transcript constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate CheckFree’s operations into those of Fiserv; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at CheckFree; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Fiserv and others related to the merger agreement; shareholder approval or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the amount of the costs, fees, expenses and charges related to the merger and the execution of certain financings that will be obtained to consummate the merger; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; Fiserv’s ability to complete the sale of the Fiserv ISS business and the potential impact of the Fiserv 2.0 initiatives. Fiserv and CheckFree are subject to, among other things, changes in customer demand for their products and services, pricing and other actions by competitors, general changes in local, regional, national and international economic conditions and the impact they may have on Fiserv and CheckFree and their customers and Fiserv’s and CheckFree’s assessment of that impact; proposed or enacted legislation affecting the financial services industry as a whole, and/or Fiserv and CheckFree and their subsidiaries individually or collectively; regulatory supervision and oversight; rapid technological developments and changes; Fiserv’s and CheckFree’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; acts of war and terrorism; and the other factors discussed in “Risk Factors” in Fiserv’s Annual Report or Form 10-K for the most recently ended fiscal year and Fiserv’s other filings with the SEC, which are available at http://www.sec.gov. Fiserv assumes no obligation to update the information in the accompanying conference call transcript, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed acquisition of CheckFree by Fiserv. In connection with the proposed acquisition, Fiserv and CheckFree intend to file relevant materials with the SEC, including CheckFree’s proxy statement on Schedule 14A. STOCKHOLDERS OF CHECKFREE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CHECKFREE’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and CheckFree stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from CheckFree. Such documents are not currently available.

Fiserv and its directors and executive officers, and CheckFree and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of CheckFree common stock in respect of the proposed transaction. Information about the directors and executive officers of Fiserv is set forth in its proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2007. Information about the directors and executive officers of CheckFree is set forth in its proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on September 26, 2006. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit Number	Description
99.1	Press Release, dated August 2, 2007
99.2	Transcript of Conference Call, dated August 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: August 2, 2007	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 2, 2007
99.2	Transcript of Conference Call, dated August 2, 2007